Exhibit 99.1

FOR IMMEDIATE RELEASE

SLEEP NUMBER CORPORATION TO ANNOUNCE
FIRST QUARTER 2023 RESULTS ON
APRIL 26TH

Minneapolis – (April 12, 2023) – Sleep Number Corporation (Nasdaq: SNBR) will release its fiscal first quarter results through April 1, 2023, after market close on Wednesday, April 26, 2023. Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT). To access the webcast, please visit the investor relations area of the Sleep Number website at https://ir.sleepnumber.com. The webcast replay will remain available for approximately 60 days.

About Sleep Number Corporation
Sleep Number is a wellness technology company. Over 14.5 million people have had their lives improved by our award-winning sleep innovations and are experiencing the physical, mental and emotional benefits of life-changing sleep performance. Our proprietary smart beds combine the physical and digital worlds, integrating exceptional sleep with a highly advanced digital technology platform. This means only Sleep Number can provide a dynamic, adjustable and adaptive sleep experience that effortlessly responds to the needs of each sleeper. Our millions of Smart Sleepers benefit from their smart bed changing with them, over time; it is unique, like they are.

Our differentiated business model is guided by our purpose to improve the health and wellbeing of society through higher quality sleep. We partner with world-leading sleep and health institutions to bring the power of 19 billion hours of longitudinal sleep data to sleep science and research. Our retail experience meets our consumers whenever and wherever they choose – through online and in-store touchpoints. And our 5,000 mission-driven team members passionately deliver individualized sleep experiences for everyone.

For life-changing sleep, visit one of our 670 stores, our newsroom and investor relations sites, or SleepNumber.com.
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Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@sleepnumber.com

Media Contact: Julie Elepano; (414) 732-9840; julie.elepano@sleepnumber.com